As filed with the Securities and Exchange Commission on September 23, 2024

Registration No. 333-282024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Theriva Biologics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	26-279813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9605 Medical Center, Suite 270

Rockville, MD 20850

(301) 417-4364

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Steven A. Shallcross

Chief Executive Officer and

Chief Financial Officer

9605 Medical Center, Suite 270

Rockville, MD 20850

(301) 417-4364

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Patrick J. Egan, Esq. Melissa Palat Murawsky, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5000	Faith L. Charles, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 (212) 344-5680

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 23, 2024

Up to 2,173,913 Shares of Common Stock

Up to 2,173,913 Common Warrants to Purchase Up to 2,173,913 Shares of Common Stock

Up to 2,173,913 Pre-Funded Warrants to Purchase Up to 2,173,913 Shares of Common Stock

Up to 4,347,826 Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants

We are offering on a best efforts basis up to 2,173,913 shares of our common stock, par value $0.001 (the “Common Stock”), together with warrants to purchase up to 2,173,913 shares of our Common Stock. Each share of Common Stock, or a pre-funded warrant in lieu thereof, is being sold together with a common warrant to purchase one share of Common Stock (the “Common Warrant”). The shares of Common Stock and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The assumed public offering price for each share of Common Stock and accompanying Common Warrant is $3.22, which was the closing price of our Common Stock on the NYSE American LLC (“NYSE American”) on September 5, 2024. Each Common Warrant will have an exercise price per share of $[●] and will be immediately exercisable. The Common Warrants will expire on the 5-year anniversary of the original issuance date.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The public offering price of each Pre-Funded Warrant and accompanying Common Warrant will be equal to the price at which one share of Common Stock and accompanying Common Warrant is sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), to act as our sole placement agent, to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on October 15, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur one trading day after we price the securities offered hereby if we price such securities prior to 4:01 p.m. eastern time on a trading day and two trading days after we price the Securities offered hereby if we price such securities at any other time. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the shares of Common Stock directly to the account(s) at the Placement Agent identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account. Because this is a best-efforts offering, the Placement Agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

Our Common Stock is listed on the NYSE American under the symbol “TOVX.” On September 5, 2024, the last reported sale price of our Common Stock on the NYSE American was $3.22 per share. The actual public offering price per share of Common Stock and accompanying Common Warrant, and per Pre-Funded Warrant and accompanying Common Warrant, will be determined between us, the Placement Agent and the investors in this offering at the time of pricing, and may be at a discount to the current market price for the Common Stock. Therefore, the recent market price used throughout this preliminary prospectus as an assumed offering price per share of Common Stock and accompanying Common Warrant may not be indicative of the final offering price. There is no established public trading market for the Common Warrants and the Pre-Funded Warrants, and we do not expect such a market to develop. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Common Warrants and the Pre-Funded Warrants on NYSE American, any other national securities exchange or any other trading system.

On August 26, 2024, we effected a reverse stock split of our Common Stock at a ratio of one-for-twenty five. Unless otherwise indicated, all financial information, share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this registration statement have been adjusted to give effect to the reverse stock split.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant		Total
Public offering price(1)	$	$	$
Placement agent fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	The assumed combined public offering price is $3.22 per share of Common Stock and accompanying Common Warrant and $3.219 per Pre-Funded Warrant and accompanying Common Warrant.

(2)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. See “Plan of Distribution” for additional disclosure regarding compensation payable to the Placement Agent.

(3)	Does not include proceeds from the exercise of the Common Warrants and/or Pre-Funded Warrants in cash, if any.

Delivery of the securities is expected to be made on or about                , 2024.

Sole Placement Agent

A.G.P.

The date of this prospectus is           , 2024

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Theriva,” “Company,” “we,” “us” and “our” or similar references to refer to Theriva Biologics, Inc., a Nevada corporation, together with its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission( the “SEC”), on March 25, 2024 entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 13, 2024 as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any securities, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.” Unless we specify otherwise, all references in this prospectus to “Theriva,” “we,” “our,” “us” and “our company” refer to Theriva Biologics, Inc.

The Company

Overview

We are a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. As a result of the acquisition in March 2022 of Theriva Biologics, S.L. (“VCN”, formerly named VCN Biosciences, S.L.), described in more detail below (the “Acquisition”), we began transitioning our strategic focus to oncology, which is now our primary focus, through the development of VCN’s new oncolytic adenovirus platform designed for intravenous and intravitreal delivery to trigger tumor cell death, to improve access of co-administered cancer therapies to the tumor, and to promote a robust and sustained anti-tumor response by the patient’s immune system. Our lead product candidate, VCN-01, a clinical stage oncolytic human adenovirus that is modified for tumor-selective replication and to express an enzyme, PH20 hyaluronidase, is currently being evaluated in a Phase 2 clinical study for the treatment of pancreatic cancer (“Virage”), and has recently been used to treat patients in a Phase 1 clinical study for the treatment of retinoblastoma, and Phase 1 clinical studies for the treatment of other solid tumors including head and neck squamous cell carcinoma.

Prior to the Acquisition, our focus was on developing therapeutics designed to treat gastrointestinal (GI) diseases which included our clinical development candidates: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the GI tract to prevent microbiome damage, thereby preventing overgrowth and infection by pathogenic organisms such Clostridioides difficile infection (CDI) and vancomycin resistant Enterococci (VRE), and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. As part of our strategic transformation into an oncology focused company, we are exploring value creation options for our SYN-004 and SYN-020 assets, including out-licensing or partnering.

Our Current Product Pipeline

*Based on management’s current beliefs and expectations

Defined terms. allo-HCT allogeneic hematopoietic cell transplant. CSR clinical study report. HNSCC head and neck squamous cell carcinoma. IV intravenous. IVit intravitreal. For other abbreviations see the text.

¹Additional products with preclinical proof-of-concept include SYN-006 (carbapenemase) to prevent aGVHD and infection by carbapenem resistant enterococci and SYN-007 (ribaxamase) DR to prevent antibiotic associated diarrhea with oral β-lactam antibiotics.

²Depending on funding/partnership. SYN-004 may enter an FDA-agreed Phase 3 clinical trial for the treatment of CDI.

Corporate Information

Our predecessor, Sheffield Pharmaceuticals, Inc., was incorporated in 1986, and in 2006 engaged in a reverse merger with Pipex Therapeutics, Inc., a publicly-traded Delaware corporation formed in 2001. After the reverse merger, we changed our name to Pipex Pharmaceuticals, Inc., and in October 2008 we changed our name to Adeona Pharmaceuticals, Inc. On October 15, 2009, we engaged in a merger with a wholly owned subsidiary for the purpose of reincorporating in the State of Nevada. On February 15, 2012, we changed our name to Synthetic Biologics, Inc. On August 10, 2018, we effected a one for thirty-five reverse stock split of our authorized, issued and outstanding Common Stock. On July 15, 2022, we effected a one for ten reverse stock split of our authorized, issued and outstanding Common Stock. On October 12, 2022, we changed our name to Theriva Biologics, Inc. On August 26, 2024, we effected a one for twenty-five reverse stock split of our authorized, issued and outstanding Common Stock.

Our principal executive offices are located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and our telephone number is (301) 417-4367. Our website address is www.therivabio.com. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers like us that file documents electronically with the SEC. The address of the SEC website is www.sec.gov.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

THE OFFERING

All share information presented herein reflects a 1-for-25 reverse stock split of our Common Stock, which was effected on August 26, 2024.

Securities offered by us:	Up to 2,173,913 shares of Common Stock and accompanying Common Warrants to purchase up to 2,173,913 shares of Common Stock, or up to 2,173,913 Pre-Funded Warrants to purchase shares of Common Stock and accompanying Common Warrants to purchase up to 2,173,913 shares of Common Stock on a reasonable “best efforts” basis. The shares of Common Stock or the Pre-Funded Warrants, and accompanying Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. The Common Warrants are exercisable immediately, have an exercise price equal to $[●], and will expire five years after the date of issuance. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants. For more information regarding the Common Warrants and Pre-Funded Warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Pre-funded warrants offered by us in this offering	We are also offering to each purchaser whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants (each Pre-Funded Warrant to purchase one share of our Common Stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock (or, at the election of the purchaser, 9.99%). The purchase price of each Pre-Funded Warrant and accompanying Common Warrant will equal the price at which one share of Common Stock and accompanying Common Warrant are being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Reasonable Best Efforts Offering

We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” beginning on page 23 of this prospectus.

Common stock to be outstanding after this offering

3,527,775 shares (assuming all of the securities we are offering under this prospectus are sold, and assuming no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of the Common Warrants issued in this offering).

Use of proceeds

Assuming all of the securities we are offering under this prospectus are sold at an assumed public offering price of $3.22 per share of Common Stock and accompanying Common Warrant and assuming no sale of any Pre-Funded Warrants, we estimate that we will receive approximately $6.2 million in net proceeds from this offering, after deducting the estimated placement agent fees and estimated offering expenses. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, including for research and development and manufacturing scale-up. We may also use a portion of the net proceeds to invest in or acquire other products, businesses or technologies, although we have no commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. See “Use of Proceeds” for additional information.

Lock-Up

Our directors and officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of the Common Stock or securities convertible into or exercisable or exchangeable for the Common Stock for a period of 90 days after the completion of this offering. See “Plan of Distribution” for more information.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of the Common Stock.

NYSE American symbol	Our Common Stock is listed on the NYSE American under the symbol “TOVX”

Except as otherwise indicated, the number of shares of Common Stock to be outstanding immediately after this offering is based on 1,353,862 shares of our Common Stock outstanding as of September 10, 2024 and excludes:

•	175,191 shares of the Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $41.63 per share; and

•	112,640 additional shares of the Common Stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 and June 30, 2024, together with the other information contained or incorporated by reference in this prospectus.

We have described below and in the documents incorporated by reference herein the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the Common Stock. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our shares of Common Stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

If the price of the Common Stock fluctuates significantly, your investment could lose value.

Although the Common Stock is listed on the NYSE American, we cannot assure you that an active public market will continue for the Common Stock. If an active public market for the Common Stock does not continue, the trading price and liquidity of the Common Stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for the Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, the Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of the Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of the Common Stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;

•	changes in our earnings estimates;

•	investment recommendations by securities analysts following our business or our industry;

•	additions or departures of key personnel;

•	our failure to achieve operating results consistent with securities analysts’ projections;

•	results of our clinical trials; and

•	changes in industry, general market or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of the Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We do not intend to pay dividends on the Common Stock, so any returns will be limited to increases, if any, in the Common Stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of the Common Stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

There is no public market for the Common Warrants or Pre-Funded Warrants to purchase shares of the Common Stock being offered by us in this offering.

There is no established public trading market for the Common Warrants or Pre-Funded Warrants to purchase shares of the Common Stock that are being offered as part of this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

The Common Warrants and Pre-Funded Warrants are speculative in nature.

The Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of the Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants and Pre-Funded Warrants may exercise their right to acquire the shares of the Common Stock upon the payment of an exercise price of $[•] per share in the case of Common Warrants and an exercise price of $0.001 per share in the case of Pre-Funded Warrants. Moreover, following this offering, the market value of the Common Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Common Warrants or Pre-Funded Warrants will equal or exceed their imputed public offering prices. Furthermore, each Common Warrant will expire five years from the original issuance date and each Pre-Funded Warrant will not expire until it has been exercised in full. In the event the price of the Common Stock does not exceed the exercise price of the Common Warrants during the period when such Common Warrants are exercisable, the Common Warrants may not have any value. There is no established public trading market for the Common Warrants and Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including NYSE American. Without an active market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

Holders of the Common Warrants and Pre-Funded Warrants will have no rights as a common stockholder until they acquire shares of the Common Stock.

The Common Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of the Common Stock at a fixed price. Until holders of the Common Warrants and Pre-Funded Warrants acquire shares of the Common Stock upon exercise of the Common Warrants and Pre-Funded Warrants, as applicable, holders of Common Warrants and Pre-Funded Warrants will have no rights with respect to our shares of Common Stock underlying such Common Warrants and Pre-Funded Warrants.

Provisions of the Common Warrants and Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the provisions of our articles of incorporation, as amended and our second amended and restated bylaws, certain provisions of the Common Warrants and Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants and Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants or Pre-Funded Warrants, as applicable. These and other provisions of the Common Warrants and Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We may not receive any additional funds upon the exercise of the Common Warrants or Pre-Funded Warrants.

Each Common Warrant and each Pre-Funded Warrant may be exercised by way of a cashless exercise under certain circumstances, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrant or Pre-Funded Warrant, respectively. Accordingly, we may not receive any additional funds upon the exercise of the Common Warrants or Pre-Funded Warrants.

If we sell Common Stock or preferred stock in the future, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time-to-time issue additional shares of Common Stock or preferred stock at a discount from the current trading price of the Common Stock. As a result, our stockholders could experience immediate dilution upon the purchase of any shares sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. If we issue Common Stock or securities convertible into Common Stock, the holders of the Common Stock could experience additional dilution and, as a result, our stock price may decline.

In addition, to the extent that any Common Warrants, Pre-Funded Warrants or options are exercised, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, our stockholders could experience dilution.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into any financings for 60 days from closing; and (iii) indemnification for breach of contract.

Even though the 1-for-25 reverse stock split increased the market price of our Common Stock, there can be no assurance that our increased stock price will remain at a price that will be sufficient in order to continue to meet any requirements and policies of the NYSE American or that resulting market price will attract new investors.

There can be no assurance that the increased stock price resulting from the 1-for-25 reverse stock split that we effected on August 26, 2024 will be sufficient in order to allow us to continue to meet any requirements and policies of the NYSE American or that our Common Stock will remain listed on the NYSE American. Although we believe that the higher market price of our Common Stock resulting from the reverse stock split may help generate greater or broader investor interest, there can be no assurance that the resulting share price will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $6.2 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $3.22 per share of Common Stock and accompanying Common Warrant (which is the last reported sale price of the Common Stock on the NYSE American on September 5, 2024), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumption that we sell the maximum dollar amount of securities registered hereby, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $4.5 million, $2.9 million, and $1.3 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Common Warrants. We will only receive additional proceeds from the exercise of the Common Warrants we are selling in this offering if the Common Warrants are exercised for cash. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrant may expire and may never be exercised.

Each $0.50 increase (decrease) in the assumed public offering price of $3.22 per share of Common Stock and accompanying Common Warrant (which is the last reported sale price of the Common Stock on the NYSE American on September 5, 2024) would increase (decrease) the net proceeds to us from this offering by approximately $1.0 million, assuming the number of securities offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Common Warrants. Each 100,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $0.3 million, assuming that the price per share of Common Stock and accompanying Common Warrant for the offering remains at $3.22 (which is the last reported sale price of the Common Stock on the NYSE American on September 5, 2024), and after deducting the estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Common Warrants included in the securities in the offering. Each 500,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $1.5 million, assuming that the price per share of Common Stock and accompanying Common Warrant for the offering remains at $3.22 (which is the last reported sale price of the Common Stock on the NYSE American on September 5, 2024), and after deducting the estimated offering expenses payable by us and assuming no exercise of the Common Warrants included in the securities in the offering.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, including for research and development and manufacturing scale-up. We may also use a portion of the net proceeds to invest in or acquire other products, businesses or technologies, although we have no commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus.

These estimates exclude the proceeds, if any, from the exercise of Common Warrants offered hereby. If all of the Common Warrants offered hereby were to be exercised in cash at the exercise price of $[•] per share, we would receive additional proceeds of approximately $[•] million. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised. Additionally, these Common Warrants contain a cashless exercise provision that permit exercise of such Common Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on the Common Stock and we do not currently intend to pay any cash dividends on the Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on the Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. This is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Nevada Revised Statute (the “NRS”), for additional information.

Our authorized capital stock consists of:

•	14,000,000 shares of Common Stock, par value $0.001 per share; and

•	10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Outstanding Shares. As of September 10, 2024, there were 1,353,862 shares of Common Stock outstanding.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences. The holders of the Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing liquidation rights of the Common Stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have 120,000 shares of preferred stock designated as Series A Convertible Preferred Stock, 15,723 shares of preferred stock designated as Series B Convertible Preferred Stock, 275,000 shares of preferred stock designated as Series C Convertible Preferred Stock, and 100,000 shares of preferred stock designated as Series D Convertible Preferred Stock. We currently do not have any shares of preferred stock outstanding and have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Nevada Law

The provisions of NRS, our Articles of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws provide that:

•	the authorized number of directors is determined by our board of directors;

•	directors may be removed only by the affirmative vote of the holders of at least a majority of our voting stock, whether for cause or without cause;

•	our Bylaws may be amended or repealed by our board of directors or by the affirmative vote of our stockholders;

•	special meetings of the stockholders may be called by Chairman of the board, if any, the Vice Chairman of the board, if any, or the President or by any two directors;

•	our board of directors may fill vacancies on the board of directors;

•	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

•	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock may enable our board of directors to issue shares to persons friendly to current management.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

NRS 78.138 provides that directors of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless: (a) the presumption that directors and officers acted in good faith on an informed basis with a view toward the best interest of the corporation has been rebutted and (b) it is proven that:

•	The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

•	such breach involved intentional misconduct, fraud or a knowing violation of law.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our Articles of Incorporation also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing of the Common Stock on the NYSE American LLC

The Common Stock is listed for trading on the NYSE American LLC under the symbol “TOVX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Equiniti Trust Company.

Stock Options

As of September 10, 2024, we had options outstanding to purchase an aggregate of 175,191 shares of Common Stock that were issued under our equity compensation plans. As of September 10, 2024, there were 112,640 shares of Common Stock reserved for future issuance under our equity incentive plan.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to 2,173,913 shares of Common Stock, or Pre-Funded Warrants in lieu of shares of Common Stock, along with Common Warrants to purchase up to 2,173,913 shares of Common Stock. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Each share of Common Stock or Pre-Funded Warrant is being sold together with a Common Warrant to purchase one share of Common Stock. The shares of Common Stock or Pre-Funded Warrants and accompanying Common Warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby and the Common Warrants offered hereby.

Common Stock. See the description above under “Description of our Capital Stock- Common Stock”

Common Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Common Warrants included with the Common Stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part.

Duration and Exercise Price

Each Common Warrant offered hereby will be a warrant to purchase one share of Common Stock and will have an initial exercise price equal to $[•] per share ([•]% of the assumed public offering price per share of Common Stock and accompanying Common Warrant, which is based on the closing price of the Common Stock on the NYSE American on September 5, 2024 of $3.22). The Common Warrants will be exercisable immediately upon issuance and will expire five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Common Warrants will be issued separately from the shares of Common Stock, or the Pre-Funded Warrants, as the case may be.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common warrant immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the Common Warrants.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Common Warrants are currently traded on the NYSE American.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of shares of Common Stock, including any voting rights, until they exercise their Common Warrants. The Common Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Common Stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of Common Stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of Common Stock or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of shares of the Common Stock for which the Common Warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of the Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of the Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Pre-Funded Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Pre-Funded Warrants will be issued separately from the common warrants.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of the Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock.

Cashless Exercise

If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of Pre-Funded Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are currently traded on the NYSE American.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of the Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of the Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Common Stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of Common Stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of Common Stock or 50% or more of the voting power of our common equity, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, Pre-Funded Warrants and Common Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock, Pre-Funded Warrants or Common Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of Common Stock, Pre-Funded Warrants and Common Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	persons who acquired the Common Stock, Pre-Funded Warrants or Common Warrants s as compensation for services;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of the Common Stock (except to the extent specifically set forth below);

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

•	persons for whom the Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons deemed to sell the Common Stock, Pre-Funded Warrants or Common Warrants under the constructive sale provisions of the Code;

•	banks or other financial institutions;

•	brokers or dealers in securities or currencies;

•	tax-exempt organizations or tax-qualified retirement plans;

•	pension plans;

•	regulated investment companies or real estate investment trusts;

•	persons that hold the Common Stock, Pre-Funded Warrants or Common Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of Common Stock, Pre-Funded Warrants or Common Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of Common Stock, Pre-Funded Warrants or Common Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of Common Stock, Pre-Funded Warrants or Common Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock, Pre-Funded Warrants or Common Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of the Common Stock, Pre-Funded Warrants and Common Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Common Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Common Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Potential Acceleration of Income

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements.

In addition, under the Inflation Reduction Act signed into law on August 16, 2022, certain large corporations (generally, corporations reporting at least $1 billion average adjusted pre-tax net income on their consolidated financial statements) are potentially subject to a 15% alternative minimum tax on the “adjusted financial statement income” of such large corporations for tax years beginning after December 31, 2022. The U.S. Treasury Department, the IRS, and other standard-setting bodies are expected to issue guidance on how the alternative minimum tax provisions of the Inflation Reduction Act will be applied or otherwise administered.

The application of these rules thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of these rules is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrants should be treated as a share of Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant t) and the accompanying Common Warrants issued pursuant to this offering will be treated as an “investment unit” each of which consisting of one share of Common Stock or one Pre-Funded Warrant (which, as described above, should generally be treated as a share of Common Stock for U.S. federal income tax purposes), as applicable and the accompanying Common Warrant to acquire one share of Common Stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and the common warrant included in each unit. The separation of the share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and the Common Warrant included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and the Common Warrants.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Warrants

Except as discussed below with respect to the cashless exercise of a Common Warrant, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Common Warrant equal to the exercise price of the Common Warrant, increased by the U.S. Holder’s adjusted tax basis in the Common Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of Common Stock acquired on the exercise of a Common Warrant will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Common Warrant.

The lapse or expiration of a Common Warrant will be treated as if the U.S. Holder sold or exchanged the Common Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Common Warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Common Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received generally would equal the U.S. Holder’s tax basis in the Common Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would be treated as commencing on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Common Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Common Warrants having an aggregate fair market value equal to the exercise price for the total number of Common Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Common Warrants deemed surrendered and the U.S. Holder’s tax basis in such Common Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the Common Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the exercised Common Warrants (i.e., the portion of the U.S. Holder’s purchase price for the investment unit that is allocated to the common warrants, as described above under “Allocation of Purchase Price”) and the exercise price of such Common Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Common Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Common Stock in the foreseeable future. In the event that we do make distributions on the Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “—Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Certain Adjustments to Pre-Funded Warrants or Common Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants or Common Warrants and the exercise price of Pre-Funded Warrants or Common Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants or Common Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants or Common Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of Common Stock, Pre-Funded Warrants or Common Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock, Pre-Funded Warrants or Common Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock, Pre-Funded Warrants or Common Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock, Pre-Funded Warrants and Common Warrants and to the proceeds of a sale or other disposition of Common Stock, Pre-Funded Warrants and Common Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Common Warrants into shares of Common Stock, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “Disposition of Common Stock, Pre-Funded Warrants or Common Warrants”.

The expiration of a Common Warrant will be treated as if the Non-U.S. Holder sold or exchanged Common Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the common warrants. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Common Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Warrants

As described under “—U.S. Holders—Certain Adjustments to Pre-Funded Warrants or Common Warrants,” an adjustment to the Pre-Funded Warrants or Common Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants or Common Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under Pre-Funded Warrants that references a dividend distribution on the Common Stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of the Common Stock in the foreseeable future. In the event that we do make distributions on the Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder's basis in the Common Stock (determined separately with respect to each share of Common Stock), but not below zero, and then will be treated as gain from the sale of that share Common Stock as described below under the section titled “—Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Any distribution (including constructive distributions) on shares of Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of Common Stock, Pre-Funded Warrants or Common Warrants unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•	the Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock, Pre-Funded Warrants or Common Warrants, if shorter), a “U.S. real property holding corporation,” unless the Common Stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Pre-Funded Warrants or Common Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding Pre-Funded Warrants or Common Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock, Pre-Funded Warrants or Common Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock, pre-funded warrants or common warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock, Pre-Funded Warrants or Common Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock, pre-funded warrants or common warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock, pre-funded warrants and common warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on the Common Stock, Pre-Funded Warrants and Common Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the Common Stock, pre-funded warrants or common warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock, Pre-Funded Warrants or Common Warrants.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to common warrants and pre-funded warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock, Pre-Funded Warrants and Common Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock, Pre-Funded Warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our sole Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated [●], 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its reasonable “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered pursuant to this prospectus. The securities will be offered at a fixed price and are expected to be issued in a single closing. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Each purchaser with whom we enter into a securities purchase agreement agrees that for a one-year period from the date of the securities purchase agreement it shall vote all shares of our common stock over which such purchaser has voting control at such time in favor of any and all proposals and/or resolutions presented by us to our stockholders at a meeting of stockholders and any proposal to adjourn any meeting of stockholders called. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about , 2024.

Fees and Expenses

We have agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in this offering. In addition, we have agreed to reimburse the Placement Agent for its legal fees in an amount up to $85,000 and non-accountable expenses of up to $15,000.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fee, will be approximately $350,000. After deducting the fees due to the Placement Agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $6.2 million (based on an assumed combined public offering price per share of Common Stock and accompanying Common Warrant of $3.22, which was the last reported sales price of the Common Stock on the NYSE American on September 5, 2024).

The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre- Funded Warrant and Accompanying Common Warrant	Total
Offering price (1)	$	$	$
Placement agent fees	$	$	$
Proceeds before expenses to us (2)	$	$	$

(1)	The assumed combined public offering price is $3.22 per share of Common Stock and accompanying Common Warrant and $3.219 per Pre-Funded Warrant and accompanying Common Warrant.

(2)	Does not include proceeds from the exercise of the Pre-Funded Warrants or Common Warrants in cash, if any.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock during a period ending 90 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

•	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock; or

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock (or securities convertible into or exercisable for Common Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for six months after the completion of this offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, A.G.P./Alliance Global Partners is the sales agent under an Amended and Restated Sales Agreement, dated May 2, 2024, with us. Under the Amended and Restated Sales Agreement, we may offer and sell, from time to time, shares of Common Stock through A.G.P./Alliance Global Partners in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

In the ordinary course of its various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Blank Rome LLP, New York, New York will pass upon certain legal matters relating to the sale of the Common Warrants and Pre-Funded Warrants, offered hereby on our behalf and Parsons Behle & Latimer, Reno, Nevada will pass on certain legal matters related to the issuance of the Common Stock, Common Warrants and Pre-Funded Warrants offered hereby on our behalf. Additional legal matters may be passed upon for us or any underwriters, dealers, of agents, by counsel that we will name in the applicable prospectus supplement.

Thompson Hine LLP, New York, New York, is acting as counsel to the Placement Agent in connection with certain legal matters related to this offering.

As of the date of this prospectus, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of the Common Stock that represent less than 1% of our outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of Theriva Biologics, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at https://ir.therivabiologics.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-12584):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 25, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 7, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 13, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on February 7, 2024, April 22, 2024 (other than as set forth therein), April 23, 2024 (other than as set forth therein), May 2, 2024, May 16, 2024, May 23, 2024 (other than as set forth therein), July 31, 2024 (other than as set forth therein), August 16, 2024, August 26, 2024, September 9, 2024, September 16, 2024 (other than as set forth therein) and September 23, 2024 (other than as set forth therein);

•	Our Preliminary Proxy Statement on Schedule 14A filed with the SEC on September 18, 2024; and

•	The description of the Common Stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on June 20, 2007 (File No. 001-12584) and (ii) Exhibit 4.3—Description of Securities to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Theriva Biologics, Inc.

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

Telephone: (301) 417-4364

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.therivabio.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

Up to 2,173,913 Shares of Common Stock

Up to 2,173,913 Common Warrants to Purchase Up to 2,173,913 Shares of Common Stock

Up to 2,173,913 Pre-Funded Warrants to Purchase Up to 2,173,913 Shares of Common Stock

Up to 4,347,826 Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.

                      , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$2,067
FINRA filing fee	2,600
Accounting fees and expenses	30,000
Legal fees and expenses	300,000
Other miscellaneous expenses	15,333
Total expenses	$350,000

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that, subject to certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interest of the corporation is rebutted and it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and second amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the  person is not liable as provided above and acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of a company and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

The registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement, agency agreement, equity distribution agreement or similar agreement that the Registrant may enter into will likely provide for indemnification by any underwriters or agents of the Registrant, its directors, its officers who sign the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation S thereof or Rule 506(b) of Regulation D thereunder as a transaction not involving a public offering other than exchanges of securities that were exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9). The recipients both had access, through their relationship with us, to information about us.

On March 10, 2022, we acquired all the outstanding shares of VCN Biosciences, S.L., a corporation organized under the laws of Spain (“VCN”). As consideration for the purchase we paid $4,700,000 (the “Closing Cash Consideration”) to Grifols Innovation and New Technologies Limited (“Grifols”), the owner of approximately 86% of the equity of VCN, and issued to the remaining sellers and certain key employees and consultants of VCN 1,055,812 shares of Common Stock.

On July 29, 2022, we closed a private placement offering pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) dated as of July 28, 2022 entered into with MSD Credit Opportunity Master Fund, L.P. (the “Investor”), pursuant to which we issued and sold 275,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and 100,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock,” and together with the Series C Preferred Stock, the “Preferred Stock”), at an offering price of $8.00 per share, for gross proceeds of approximately $3.0 million in the aggregate, before the deduction of discounts, fees and offering expenses, all of which have been converted as of this date (as set forth below).

In May 2024, July 2024 and September 2024, we issued 72,132 shares of Common Stock upon the conversion effected on such dates by the holder of 275,000 shares of the Company’s Series C Preferred Stock at a conversion price of $30.50 per share.

In September 2024, we issued 26,230 shares of Common Stock upon the conversion effected on such date by the holder of 100,000 shares of the Company’s Series D Preferred Stock at a conversion price of $30.50 per share.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement:

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

1.1	Amended and Restated At Market Issuance Sales Agreement by and among Theriva Biologics, Inc., B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, dated February 9, 2021 (Incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed February 10, 2021), File No. 001-12584.)
1.2	Amendment No. 1, dated May 3, 2021, to the Amended and Restated At Market Issuance Sales Agreement by and among Theriva Biologics, Inc., B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, dated February 9, 2021 ((Incorporated by reference to Exhibit 1.2 of the Registrant’s Current Report on Form 8-K filed May 3, 2021)
1.3	Amendment No. 2, dated May 2, 2024, to the Amended and Restated At Market Issuance Sales Agreement by and among Theriva Biologics, Inc., and A.G.P./Alliance Global Partners, dated February 9, 2021 (Incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed May 2, 2024)
1.4^	Form of Placement Agency Agreement
2.1	Share Purchase Agreement by and among Theriva Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L. dated December 14, 2021(Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed December 14, 2021, File No. 001-12584.)
2.2	Amendment, dated March 9, 2022, to the Share Purchase Agreement, by and among Theriva Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L., dated December 14, 2021 (Incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed March 11, 2022, File No. 001-12584.)
3.1	Certificate of Incorporation, as amended (Incorporated by reference to (i) Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 16, 2008, File No. 001-12584, (ii) Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed August 14, 2001, File No. 001-12584; and (iii) Exhibits 3.1, 4.1 and 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed August 14, 1998, File No. 001-12584.)
3.2	Articles of Merger (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)
3.3	Certificate of Merger filed with the Secretary of State of Delaware (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)
3.4	Articles of Incorporation filed with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584.)
3.5	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed February 16, 2012, File No. 001-12584.)
3.6	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed May 18, 2015, File No. 001-12584.)
3.7	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 8, 2017, File No. 001-12584.)
3.8	Certificate of Designations for Series A Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 12, 2017, File No. 001-12584.)
3.9	Certificate of Change Pursuant to NRS 78. 209 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 13, 2018, File No. 001-12584.)
3.10	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 26, 2018, File No. 001-12584.)
3.11	Certificate of Designations for Series B Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 15, 2018, File No. 001-12584.)
3.12	Certificate of Amendment to Certificate of Designations for Series B Preferred Stock to Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 15, 2018, File No. 001-12584.)
3.13	Certificate of Amendment to the Certificate of Designation for the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K/A filed on February 1, 2021 File No. 001-12584.)
3.14	Certificate of Change filed with the Secretary of State of the State of Nevada on July 21, 2022 (effective as of July 25, 2022) (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 25, 2022 (File No. 001-12584.)
3.15	Form of Certificate of Designation of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 29, 2022 (File No. 001-12584.)

3.16	Form of Certificate of Designation of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on July 29, 2022 (File No. 001-12584.)
3.17	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584.)
3.18	Certificate of Change to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584.)
3.19	Certificate of Change of Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 26, 2024 (File No. 001-12584.)
3.20	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 11, 2023, File No. 001-12584.)
4.1	Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on July 3, 2013, File No. 333-189794.)
4.2	Form of Warrant issued December 26, 2017 to InSite Communications (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 10-Q filed May 8, 2018, File No. 001-12584.)
4.3^	Form of Common Warrant
4.4^	Form of Pre-Funded Warrant
5.1(a)^	Opinion of Parsons Behle & Latimer
5.1(b)^	Opinion of Blank Rome LLP
10.1*	2007 Stock Incentive Plan (Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 filed January 18, 2008, File No. 333-148764.)
10.2*	Form of Director/Officer Indemnification Agreement (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed January 6, 2009, File No. 001-12584.)
10.3*	2010 Stock Incentive Plan (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 filed November 29, 2010, File No. 333-170858.)
10.4	Asset Purchase Agreement dated November 8, 2012 between Theriva Biologics, Inc. and Prev ABR LLC (Incorporated by reference to Exhibit 10.4 of the Registrant's Annual Report on Form 10-K filed on March 16, 2022, File No. 001-12584)
10.5+	Patent License Agreement dated December 19, 2012 between Theriva Biologics, Inc. and The University of Texas at Austin (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed December 21, 2012, File No. 001-12584.)
10.6*	Amended and Restated 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on November 15, 2013, File No. 333-192355.)
10.7*	Amended and Restated 2010 Stock Incentive Plan. (Incorporated by reference to Exhibit B to the Definitive Proxy Statement filed on April 13, 2015, File No. 001-12584.)
10.8	Lease dated April 14, 2015 between Registrant. and MCC3, LLC (Incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed on March 25, 2024, File No. 001-12584.)
10.9*	Theriva Biologics, Inc. 2010 Stock Incentive Plan, as amended and restated on May 15, 2015. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on August 10, 2015, File No. 333-206268.)
10.10*	Form of Stock Option Agreement. (Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed December 10, 2015, File No. 001-12584.)
10.11*	Theriva Biologics, Inc. 2010 Stock Incentive Plan, as amended and restated on May 31, 2016. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on August 31, 2016, File No. 333-206268.)
10.12*	Amended and Restated 2010 Stock Incentive Plan (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on September 8, 2017, File No. 333-220401.)
10.13*	Theriva Biologics, Inc. 2010 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 15, 2019, File No. 001-12584)
10.14+	Clinical Trial Agreement between Washington University School of Medicine in St. Louis and Theriva Biologics, Inc. dated August 7, 2019 (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on August 8, 2019, File No. 001-12584)
10.15*	Theriva Biologics, Inc. 2020 Stock Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on August 4, 2020, File No. 001-12584)
10.16*	Form of Incentive Stock Option Grant Agreement (Incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-8 filed on October 28, 2020, File No. 333-249712)
10.17*	Form of Nonqualified Stock Option Grant Agreement (Incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-8 filed on October 28, 2020, File No. 333-249712)
10.18*	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-8 filed on October 28, 2020, File No. 333-249712)

10.19+	Second Amendment to Lease dated May 6, 2021 by and between Registrant and ARE-Maryland No. 50, LLC (Incorporated by reference to Exhibit 10.19 of the Registrant's Annual Report on Form 10-K filed on March 25, 2024, File No. 001-12584)
10.20*	Employment Agreement with Steven Shallcross dated January 3, 2022 (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on January 4, 2022, File No. 001-12584)
10.21+	Contract to Grant Marketing License for Catalan Institute of Oncology Patent Ownership Application to VCN Biosciences S.L. (Incorporated by reference to Exhibit 10.32 of the Registrant's Annual Report on Form 10-K filed on March 16, 2022, File No. 001-12584)
10.22+	License Agreement between Bellvitge Biomedical Research Institute Foundation (Idibell) and VCN Biosciences S.L. dated May 4, 2016 (Incorporated by reference to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K filed on March 16, 2022, File No. 001-12584)
10.23+	Technology Transfer Agreement between Bellvitge Biomedical Research Institute and VCN Biosciences S.L. dated August 31, 2010 (Incorporated by reference to Exhibit 10.34 of the Registrant's Annual Report on Form 10-K filed on March 16, 2022, File No. 001-12584)
10.24+	Collaboration Agreement to Conduct a Clinical Trial and Grant Operating License Agreement between Hospital Sant Joan Dee Deu and VCN Biosciences, S.L dated February 15, 2016 (Incorporated by reference to Exhibit 10.35 of the Registrant's Annual Report on Form 10-K filed on March 16, 2022, File No. 001-12584)
10.25*	Employment Agreement with Frank Tufaro dated March 22, 2022 (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 23, 2022, File No. 001-12584)
10.26*	Employment Agreement with Mary Ann Shallcross dated April 8, 2022 (Incorporated by reference to Exhibit 10.26 of the Registrant's Annual Report on Form 10-K filed on March 25, 2024, File No. 001-12584)
10.27	Securities Purchase Agreement between Synthetic Biologics Inc. and MSD Credit Opportunity Master Fund, L.P., dated as of July 28, 2022 (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on July 29, 2022, File No. 001-12584)
10.28	Amendment No. 1 dated as of August 9, 2022 to Securities Purchase Agreement between Synthetic Biologics Inc. and MSD Credit Opportunity Master Fund, L.P., dated as of July 28, 2022 (Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2022, File No. 001-12584)
10.29*	Amendment No. 1 to Employment Agreement between Theriva Biologics, Inc. and Steven A. Shallcross, dated as of December 15, 2022 (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on December 20, 2022, File No. 001-12584)
10.30*	Amendment No. 1 to Employment Agreement between Theriva Biologics, Inc. and Francis Tufaro, dated as of December 15, 2022 (Incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on December 20, 2022, File No. 001-12584)
10.31	Form of Share Repurchase Agreement between Theriva Biologics, Inc. and certain selling stockholders (Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on December 23, 2022, File No. 001-12584)
10.32*	Separation Agreement, dated as of May 8, 2023, between Theriva Biologics, Inc. and Frank Tufaro (Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2023, File No. 001-12584)
10.33*	Consulting Agreement, dated as of May 8, 2023, between Theriva Biologics, Inc. and Frank Tufaro (Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2023, File No. 001-12584)
10.34^	Form of Securities Purchase Agreement
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 of the Registrant's Annual Report on Form 10-K filed on March 25, 2024, File No. 001-12584)
23.1#	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.2^	Consent of Parsons Behle & Latimer (included in Exhibit 5.1(a))
23.3^	Consent of Blank Rome LLP (included in Exhibit 5.1(b))
24.1^	Power of Attorney (included in signature page hereto)
107^	Filing Fee Table

^      Previously filed

#      Filed herewith

*	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

+	The Company the submitted certain portions of these agreements in accordance with Item 601 (b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 23rd day of September, 2024.

THERIVA BIOLOGICS, INC.

By:	/s/ Steven A. Shallcross
Name:	Steven A. Shallcross
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven A. Shallcross	Chief Executive Officer, Chief Financial Officer	September 23, 2024
Steven A. Shallcross	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Member of the Board of Directors

*	Member of the Board of Directors	September 23, 2024
Jeffrey J. Kraws

*	Member of the Board of Directors	September 23, 2024
Jeffrey Wolf

*	Member of the Board of Directors	September 23, 2024
John Monahan, Ph.D.

*By:	/s/ Steven A. Shallcross
Steven A. Shallcross, Attorney-in-Fact